Exhibit d.2

[Form of Notice of Guaranteed Delivery]

TECHNOLOGY INVESTMENT CAPITAL CORP.

NOTICE OF GUARANTEED DELIVERY
RELATING TO
SHARES SUBSCRIBED FOR PURSUANT TO THE
PRIMARY SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE

THIS FORM IS TO BE USED ONLY BY ELIGIBLE GUARANTOR INSTITUTIONS, AS
THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE
ACT OF 1934, AS AMENDED

This Notice of Guaranteed Delivery, or one substantially equivalent hereto (the "Notice of Guaranteed Delivery"), must be used to exercise the transferable subscription rights (the "Rights") to subscribe for shares of common stock, par value $.01 per share (the "Common Stock") of Technology Investment Capital Corp., a Maryland corporation (the "Company"), which were issued in connection with the rights offering (the "Rights Offering") by the Company, all as described in the Company's prospectus dated • (the "Prospectus"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing its Rights (the "Subscription Certificate(s)") to EquiServe Trust Company, N.A., as listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on January 25, 2005, as may be extended (the "Expiration Date"). This form, properly completed and duly executed, must be delivered by hand, overnight delivery or by first class mail or sent by facsimile transmission, in each case, to the Subscription Agent at the address or number specified below.

To be effective, this Notice of Guaranteed Delivery must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date and payment of the full subscription price, to be calculated as described in the Prospectus (the "Subscription Price"), based on the total number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege, and a properly completed and duly executed Subscription Certificate, must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on January 28, 2005 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated herein by reference. See the discussion set forth under "The offer" and "The offer—Payment for Shares" in the Prospectus for more information. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Subscription Certificate.

EquiServe Trust Company, N.A. Subscription Agent
BY FIRST CLASS MAIL: EquiServe Trust Company, N.A. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185	BY OVERNIGHT DELIVERY: EquiServe Trust Company, N.A. Attn: Corporate Actions 161 Baystate Drive Braintree, MA 02184	BY HAND: EquiServe Trust Company, N.A. Attn: Corporate Actions 17 Battery Place, 11th Floor New York, NY 10004
By Facsimile (781) 380-3388
To confirm receipt of facsimile only: (781) 843-1833 ext. 200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Inquiries and requests for additional information or documentation should be directed to EquiServe Trust Company, N.A. (the "Information Agent") at the following address and telephone number:

EquiServe Trust Company, N.A.
P.O. Box 43014
Providence, RI 02940-3014
For additional materials, please call: (732) 417-2653
For questions or information, please call: (888) 248-2261

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of Common Stock subscribed for pursuant to both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege and (b) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on January 28, 2005 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery of payment to the Subscription Agent at or prior to 5:00 p.m., New York City time, on January 28, 2005 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of (i) a properly completed and duly executed Subscription Certificate and (ii) payment of the full Subscription Price for shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

TECHNOLOGY INVESTMENT CAPITAL CORP.		BROKER ASSIGNED CONTROL #:
1. Primary Subscription	Number of Rights to be exercised: Rights	Number of shares requested pursuant to the Primary Subscription for which you are guaranteeing delivery of Rights and payment: Shares (Rights / by 3)	Payment to be made in connection with Primary Subscription: $ (Shares x $14.63, the estimated Subscription Price)
2. Over-Subscription Privilege		Number of shares requested pursuant to the Over-Subscription Privilege for which you are guaranteeing payment: Shares	Payment to be made in connection with Over-Subscription Privilege: $ (Shares x $14.63, the estimated Subscription Price)
3. Totals	Total number of Rights to be delivered: Rights		Total Payment to be made: $

Method of Delivery of Rights (circle one)

A.	Through The Depository Trust Company ("DTC")**

B.	Direct to the Subscription Agent. Please indicate below how the Rights to be delivered should be registered:

______________________________
______________________________
______________________________

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

______________________________ Name of Firm	______________________________ Authorized Signature
______________________________ DTC Participant Number	______________________________ Title
______________________________ Address	______________________________ Name (please type or print)
______________________________ Zip Code	______________________________ Phone Number
______________________________ Contact Name	______________________________ Date

**	IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECTED IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.